Exhibit 99.1

For Immediate Release

Contact:

Edward A. Hjerpe, III

Strata Bank

(888) 578-7282

ACQUISITION BY MIDDLESEX EXPECTED TO BE EFFECTIVE JULY 1, 2009

Medway, MA, June 26, 2009 – Service Bancorp, Inc. (“Service Bancorp”) (OTC Bulletin Board: SERC), the parent company of Strata Bank, announced today that it expects its acquisition by Middlesex Bancorp, MHC will become effective at 12:02 a.m. on July 1, 2009, and that trading in Service Bancorp common stock will cease after the close of trading on June 30, 2009.

Service Bancorp also announced that all conditions, other than customary closing conditions, necessary to consummate the proposed mergers of each of Service Bancorp, M.H.C. and Service Bancorp with and into Middlesex Bancorp, MHC and the merger of Strata Bank with and into Middlesex Savings Bank have been obtained.

Forward Looking Information

This press release contains forward-looking information, including information concerning Service Bancorp and the expectations regarding the transactions pursuant to the Agreement and Plan of Merger among Strata Bank, Service Bancorp, Service MHC and Middlesex Savings Bank, dated as of December 8, 2008, as amended March 18, 2009 and joined by Middlesex Bancorp, MHC on June 17, 2009 (the “Merger Agreement”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Service Bancorp’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning Service Bancorp’s belief, expectations or intentions regarding the likelihood that the transactions pursuant to the Merger Agreement will in fact occur in a timely manner. These statements reflect Service Bancorp’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties relating to the mergers, including the absence of a material adverse effect on Service Bancorp, satisfaction of all other conditions to the mergers and timely closing of the mergers by both parties.